EXHIBIT 99.1

Hub Group, Inc. Reports Fourth Quarter and Full Year 2016 Results

Fourth Quarter Results

  Revenue of $978.6 million increased 10%
  Operating income totaled $30.8 million, down 13%
  Diluted earnings per share of $0.55 declined 13%

Full Year 2016 Results

  Revenue of $3.6 billion increased 1%
  Operating income totaled $123.8 million, up 6%
  Diluted earnings per share of $2.20 increased 12%

OAK BROOK, Ill., Feb. 02, 2017 (GLOBE NEWSWIRE) -- Hub Group, Inc. (NASDAQ:HUBG) announced fourth quarter 2016 net income of $18.2 million, or diluted earnings per share of $0.55 vs. fourth quarter 2015 net income of $22.4 million, or $0.63 per diluted share.

Revenue for the current quarter was $978.6 million, compared with $890.3 million for the fourth quarter 2015. The Hub segment revenue increased 13% and the Mode segment revenue increased 6%.
Operating income for the current quarter decreased to $30.8 million vs. $35.3 million for the fourth quarter 2015. The Hub segment operating income declined 14% and the Mode segment operating income decreased 6%.  “The above market revenue increase is the result of our on-going focus on excellent customer service.  The operating income decline was driven by our strategic investments in our people and technology.  We believe these investments provide a solid foundation for the future,” said Dave Yeager, Hub’s Chairman and CEO.

Segment Information:

Hub

  Fourth quarter 2016 Segment Revenue:       $754.1 million, up 13%
  Fourth quarter 2016 Operating Income:       $24.3 million, down 14%

The fourth quarter started out slowly but gained momentum as the quarter progressed.  We were successful executing our strategy of targeting specific verticals and customers and providing our customers with multimodal solutions.  This resulted in growth in all of our service lines.  The Hub segment’s revenue increased 13% to $754.1 million as a result of our diversified services and our customer-centric approach.

Fourth quarter intermodal revenue increased 5% to $468 million reflecting volume growth of 5%.  Intermodal gross margin decreased from the prior year because of lower prices than last year and rail cost increases.  Volume growth, lower dray costs and improved mix and lane balance partially offset the decline.

Truck brokerage revenue increased 46% to $130 million this quarter compared to last year.  Truck brokerage handled 33% more loads while fuel, price and mix combined were up 13%.  During the quarter, we saw surges in demand from retail and e-commerce customers.  We are well positioned to handle surge freight.  Truck brokerage gross margin increased because of an increase in new business and seasonal business.

Fourth quarter Unyson Logistics revenue increased 17% to $156 million due primarily to growth with new customers on-boarded this year.  This year we had a record number of new customer on-boardings.  Logistics gross margin was up due to growth with both new and existing customers.

Costs and expenses increased $8.6 million to $64.5 million in the fourth quarter of 2016 compared to $55.9 million in the fourth quarter of 2015.  Salaries and benefits increased $6.4 million due to higher headcount, annual employee raises and an increase in bonus expense.  General and administrative costs are $1.9 million higher because of an increase in IT costs including costs for our new transportation management system and our new human resource system and an increase in professional fees.

Operating income was $24.3 million compared to $ 28.4 million last year.

Mode

  Fourth quarter 2016 Segment Revenue:       $256.4 million, up 6%
  Fourth quarter 2016 Operating Income:       $6.5 million, down 6%

Mode managed through a competitive environment and saw revenue increase 6% to $256 million compared to fourth quarter 2015.   Revenue consisted of $131 million in intermodal which was flat, $80 million in truck brokerage which was up 4% and $45 million in logistics which was up 33%.  Mode has made great strides in cross selling our services.

Gross margin decreased $0.8 million year over year due primarily to a decrease in intermodal gross margin.

Mode’s costs and expenses decreased $0.4 million compared to last year primarily because of a decline in agent commissions.

Mode added 3 new IBO’s to the network during the quarter along with 23 salespeople.  Mode’s pipeline remains strong for new recruits in 2017.

Operating income was $6.5 million compared to $6.9 million last year.

2017 Outlook
“We are pleased with the results for 2016 and the progress we have made on our goals and objectives.  Looking to 2017, we remain committed to our strategy to increase market share by providing multimodal solutions for our customers,” said Dave Yeager.  “We are optimistic about growing all our service lines as we focus on targeted growth initiatives.  To support this growth, we will be increasing our fleet 10% and investing in technology to help us exceed customer expectations and improve operating efficiencies.”

Cash Flow and Capitalization:

At December 31, 2016, we had total debt outstanding of $174 million on various debt instruments compared to $149 million at December 31, 2015.

Our capital expenditures for 2016 approximated $107 million vs. $83 million in 2015. At December 31, 2016, we had cash and cash equivalents of $127 million.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Thursday, February 2, 2017, to discuss its fourth quarter and full year 2016 results and provide 2017 guidance.

Hosting the conference call will be Dave Yeager, Chairman and Chief Executive Officer.  Also participating on the call will be Don Maltby, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President and Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please register at http://www.yourconferencecenter.com/r.aspx?p=1&a=UXfABcEEofgJcl. Registrants will be issued a passcode and PIN to use when dialing into the live call which will provide quickest access to the conference.  You may register at any time, including up to and after the call start time.  On the day of the call, dial (888) 206-4064 approximately ten minutes prior to the scheduled call time; enter the participant passcode and PIN received during registration.   The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2015 and the report on Form 10-Q for the period ended September 30, 2016.  Hub Group assumes no liability to update any such forward-looking statements.

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31
	2016		2015
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenue	$978,560	100.0%	$890,272	100.0%

Transportation costs	858,106	87.7%	773,498	86.9%
Gross margin	120,454	12.3%	116,774	13.1%

Costs and expenses:
Salaries and benefits	50,384	5.1%	44,268	5.0%
Agent fees and commissions	18,562	1.9%	19,350	2.1%
General and administrative	18,262	1.9%	15,720	1.8%
Depreciation and amortization	2,407	0.2%	2,095	0.2%
Total costs and expenses	89,615	9.1%	81,433	9.1%

Operating income	30,839	3.2%	35,341	4.0%

Other income (expense):
Interest expense	(970)	-0.1%	(753)	-0.1%
Interest and dividend income	107	0.0%	36	0.0%
Other, net	(359)	0.0%	(465)	-0.1%
Total other expense	(1,222)	-0.1%	(1,182)	-0.2%

Income before provision for income taxes	29,617	3.1%	34,159	3.8%

Provision for income taxes	11,373	1.2%	11,785	1.3%

Net income	$18,244	1.9%	$22,374	2.5%

Basic earnings per common share	$0.55		$0.63

Diluted earnings per common share	$0.55		$0.63

Basic weighted average number of shares outstanding	33,069		35,595
Diluted weighted average number of shares outstanding	33,281		35,726

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Twelve Months Ended December 31
	2016		2015
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenue	$3,572,790	100.0%	$3,525,595	100.0%

Transportation costs	3,118,005	87.3%	3,112,900	88.3%
Gross margin	454,785	12.7%	412,695	11.7%

Costs and expenses:
Salaries and benefits	180,459	5.1%	158,938	4.5%
Agent fees and commissions	72,896	2.0%	68,724	2.0%
General and administrative	68,630	1.9%	60,015	1.7%
Depreciation and amortization	8,966	0.2%	7,988	0.2%
Total costs and expenses	330,951	9.2%	295,665	8.4%

Operating income	123,834	3.5%	117,030	3.3%

Other income (expense):
Interest expense	(3,625)	-0.1%	(2,971)	-0.1%
Interest and dividend income	393	0.0%	83	0.0%
Other, net	819	0.0%	(2,560)	-0.1%
Total other expense	(2,413)	-0.1%	(5,448)	-0.1%

Income before provision for income taxes	121,421	3.4%	111,582	3.2%

Provision for income taxes	46,616	1.3%	40,633	1.2%

Net income	$74,805	2.1%	$70,949	2.0%

Basic earnings per common share	$2.21		$1.98

Diluted earnings per common share	$2.20		$1.97

Basic weighted average number of shares outstanding	33,841		35,876
Diluted weighted average number of shares outstanding	33,949		35,968

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Three Months
	Ended December 31, 2016
	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$754,091	$256,369	$(31,900)	$978,560

Transportation costs	665,270	224,736	(31,900)	858,106
Gross margin	88,821	31,633	-	120,454

Costs and expenses:
Salaries and benefits	46,478	3,906	-	50,384
Agent fees and commissions	19	18,543	-	18,562
General and administrative	15,894	2,368	-	18,262
Depreciation and amortization	2,095	312	-	2,407
Total costs and expenses	64,486	25,129	-	89,615

Operating income	$24,335	$6,504	$-	$30,839

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Three Months
	Ended December 31, 2015
	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$668,865	$241,917	$(20,510)	$890,272

Transportation costs	584,569	209,439	(20,510)	773,498
Gross margin	84,296	32,478	-	116,774

Costs and expenses:
Salaries and benefits	40,128	4,140	-	44,268
Agent fees and commissions	13	19,337	-	19,350
General and administrative	13,972	1,748	-	15,720
Depreciation and amortization	1,775	320	-	2,095
Total costs and expenses	55,888	25,545	-	81,433

Operating income	$28,408	$6,933	$-	$35,341

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Twelve Months
	Ended December 31, 2016
	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$2,734,541	$948,735	$(110,486)	$3,572,790

Transportation costs	2,404,946	823,545	(110,486)	3,118,005
Gross margin	329,595	125,190	-	454,785

Costs and expenses:
Salaries and benefits	165,136	15,323	-	180,459
Agent fees and commissions	66	72,830	-	72,896
General and administrative	60,811	7,819	-	68,630
Depreciation and amortization	7,698	1,268	-	8,966
Total costs and expenses	233,711	97,240	-	330,951

Operating income	$95,884	$27,950	$-	$123,834

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Twelve Months
	Ended December 31, 2015
	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$2,679,318	$928,661	$(82,384)	$3,525,595

Transportation costs	2,385,197	810,087	(82,384)	3,112,900
Gross margin	294,121	118,574	-	412,695

Costs and expenses:
Salaries and benefits	143,993	14,945	-	158,938
Agent fees and commissions	56	68,668	-	68,724
General and administrative	53,023	6,992	-	60,015
Depreciation and amortization	6,688	1,300	-	7,988
Total costs and expenses	203,760	91,905	-	295,665

Operating income	$90,361	$26,669	$-	$117,030

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	December 31,	December 31,
	2016	2015

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$127,404	$207,749
Accounts receivable trade, net	473,608	379,987
Accounts receivable other	4,331	10,344
Prepaid taxes	294	362
Deferred taxes	-	8,412
Prepaid expenses and other current assets	16,653	17,756
TOTAL CURRENT ASSETS	622,290	624,610

Restricted investments	20,877	21,108
Property and equipment, net	438,594	374,847
Other intangibles, net	11,844	13,139
Goodwill, net	262,376	262,594
Other assets	4,278	4,848
TOTAL ASSETS	$1,360,259	$1,301,146

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$266,555	$230,432
Accounts payable other	21,070	21,495
Accrued payroll	36,223	33,020
Accrued other	46,013	38,733
Current portion of capital lease	2,697	2,608
Current portion of long term debt	45,163	32,409
TOTAL CURRENT LIABILITIES	417,721	358,697

Long term debt	115,529	100,895
Non-current liabilities	23,595	20,233
Long term capital lease	10,576	13,299
Deferred taxes	164,659	160,182

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2016 and 2015	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and
41,224,792 shares issued in 2016 and 2015; 33,192,982 shares
outstanding in 2016 and 35,633,961 shares outstanding in 2015	412	412
Class B: $.01 par value; 662,300 shares authorized;
662,296 shares issued and outstanding in 2016 and 2015	7	7
Additional paid-in capital	173,565	174,285
Purchase price in excess of predecessor basis, net of tax
benefit of $10,306	(15,458)	(15,458)
Retained earnings	735,563	660,758
Accumulated other comprehensive loss	(273)	(178)
Treasury stock; at cost, 8,031,810 shares in 2016
and 5,590,831 shares in 2015	(265,637)	(171,986)
TOTAL STOCKHOLDERS' EQUITY	628,179	647,840
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,360,259	$1,301,146

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Years Ended December 31,
	2016	2015

Cash flows from operating activities:
Net income	$74,805	$70,949
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	44,712	37,042
Deferred taxes	13,801	16,378
Compensation expense related to share-based compensation plans	8,479	7,833
Gain on sale of assets	(573)	(129)
Excess tax benefits from share-based compensation	(733)	(81)
Changes in operating assets and liabilities:
Restricted investments	231	836
Accounts receivable, net	(87,629)	36,373
Prepaid taxes	66	14,575
Prepaid expenses and other current assets	1,099	(3,401)
Other assets	570	(805)
Accounts payable	35,709	(25,736)
Accrued expenses	9,238	20,505
Non-current liabilities	2,698	(2,642)
Net cash provided by operating activities	102,473	171,697

Cash flows from investing activities:
Proceeds from sale of equipment	2,061	2,309
Purchases of property and equipment	(107,409)	(83,042)
Net cash used in investing activities	(105,348)	(80,733)

Cash flows from financing activities:
Proceeds from issuance of debt	62,155	64,442
Repayments of long term debt	(34,767)	(23,217)
Stock tendered for payments of withholding taxes	(2,489)	(2,916)
Purchase of treasury stock	(100,000)	(28,823)
Capital lease payments	(2,634)	(2,534)
Excess tax benefits from share-based compensation	372	195
Net cash (used in) provided by financing activities	(77,363)	7,147

Effect of exchange rate changes on cash and cash equivalents	(107)	(131)

Net (decrease) increase in cash and cash equivalents	(80,345)	97,980
Cash and cash equivalents beginning of period	207,749	109,769
Cash and cash equivalents end of period	$127,404	$207,749

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745